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                                                                    EXHIBIT 23.6

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Offering Circular/Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated February 2, 1996, with respect to the financial statements of School Specialty, Inc. for the years ended December 31, 1995 and 1994 included in the Proxy Statement filed on April 30, 1998 of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts."


                                          ERNST & YOUNG LLP


Milwaukee, Wisconsin
April 30, 1998